LOAN AND SECURITY AGREEMENT

PREAMBLE. THIS LOAN AND SECURITY AGREEMENT (as it may be amended or modified from time to time, and together with all Schedules and Exhibits attached hereto, called herein this “Agreement”) is made by NOKIA INC., a Delaware corporation (“Lender”), LCC INTERNATIONAL, INC., a Delaware corporation (“LCC”), and LCC WIRELESS DESIGN SERVICES, LLC, a Delaware limited liability company (“LWDS” and together with LCC, jointly and severally, the “Borrower”) as of the “Closing Date” specified below, for the purpose of evidencing the terms and conditions on which Lender may extend certain financing accommodations to Borrower, as described more particularly below, as required by that certain Asset Purchase Agreement dated as of      , 2006, by and among Lender, LCC and LWDS (as amended or modified from time to time, the “Asset Purchase Agreement”).

NOW, THEREFORE, to induce Lender to extend the financing provided for herein, and for other good and valuable consideration, the sufficiency and receipt of which are mutually acknowledged, Borrower agrees with Lender as follows:

1. DEFINITIONS, TERMS AND REFERENCES

1.1. Certain Definitions. In addition to such other terms as elsewhere defined herein, as used in this Agreement and in any Exhibit or Schedule attached hereto, the following terms shall have the following meanings:

“Advance” shall mean an advance of borrowed funds made by Lender to Borrower under the Line of Credit.

“Affiliate” shall mean, with respect to any Person, any subsidiary, shareholder, partner, member, director, manager, officer or employee of such Person.

“Agreement” — See Preamble.

“Asset Purchase Agreement” — See Preamble.

“Availability Termination Date” shall mean the earliest to occur of the following dates: (i) that date on which, pursuant to Article 8, Lender terminates the Line of Credit (or the Line of Credit is deemed automatically terminated); (ii) the first date on which Advances made under the Line of Credit equal or exceed the Maximum Amount; or (iii) the date that is one hundred and fifty (150) days following the Closing Date.

“Bankruptcy Code” shall mean Title 11 of the United States Code, as it may be amended from time to time.

“Borrower” — See Preamble.

“Borrower Information Schedule” shall mean Schedule “1” attached hereto, as it may be modified or amended from time to time by mutual assent of the parties hereto.

“Borrowings” shall mean total Advances outstanding from time to time.

“Business” shall mean the Borrower’s network deployment business as conducted in the United States on the Closing Date.

“Business Day” shall mean a day on which Lender is open for the conduct of its business at its principal office in [New York, New York].

“Closing Date” shall mean June      , 2006, which date is the same date on which the “Closing” pursuant to the Asset Purchase Agreement actually occurs.

“Collateral” shall mean and include, in each case, whether now existing or hereafter acquired or arising:

(a) all rights of Borrower under Section 3.1(b)(iii) of the Asset Purchase Agreement to receive amounts from the Lender, together with all rights and obligations of the Lender to such Borrower under the Asset Purchase Agreement related thereto;

(b) all rights of Borrower, if any, in and to all Transferred Accounts Receivables; and

(c) any and all products and proceeds of the items described in the preceding clauses (a) or (b);

in each case whether the Collateral described in clauses (a), (b) or (c), constitutes accounts, chattel paper, investment property, instruments, general intangibles or otherwise.

“Default Condition” shall mean the occurrence of any event which, after satisfaction of any requirement for the giving of notice or the lapse of time, or both, would become an Event of Default.

“Default Rate” shall mean that interest rate per annum equal to the Prime Rate plus five percent (5%) per annum.

“Dollars” or “$” shall mean United States Dollars.

“Event of Default” shall mean any of the events or conditions described in Article 8, provided that any requirement for the giving of notice or the lapse of time, or both, has been satisfied.

“Executive Office” shall mean the address of Borrower’s chief executive office and principal place of business, as designated on the Borrower Information Schedule.

“Home State” shall mean the State in which Borrower is organized, as set forth on the Borrower Information Schedule.

“Insolvent”, in respect of a Person, shall mean that (i) such Person is not able to pay its debts generally as and when they become due; or (ii) such Person has an unreasonably small capital with which to operate; or (iii) the total debts and other liabilities of such Person, including contingent liabilities, exceed the fair saleable value of the assets of such Person.

“Lender” — See Preamble.

“Lien” shall mean any deed to secure debt, deed of trust, mortgage or similar instrument, and any lien, security interest, preferential arrangement which has the practical effect of constituting a security interest, security title, pledge, charge, encumbrance or servitude of any kind, whether by consensual agreement or by operation of statute or other law, and whether voluntary or involuntary, including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof.

“Line of Credit” shall refer to the line of credit in the Maximum Amount opened by Lender in favor of Borrower pursuant to the provisions of Section 2.1.

“Loan Documents” shall mean this Agreement, each Note, any financing statements covering portions of the Collateral, and any and all other documents, instruments, certificates and agreements executed and/or delivered by Borrower in connection herewith, or any one, more, or all of the foregoing, as the context shall require.

“Material Adverse Change” shall mean with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding), whether occurring singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the rights and remedies of the Lender under any of the Loan Documents or the ability of the Borrower to perform its obligations under any of the Loan Documents, or (b) the legality, validity or enforceability of any of the Loan Documents.

“Maturity Date” shall mean the date that is one hundred and eighty (180) days following the Closing Date.

“Maximum Amount” shall mean the maximum amount which is available for borrowing under the Line of Credit, which is equal to $     , which amount is equal to the lesser of (a) sixty percent (60%) of the amount of the Transferred Accounts Receivable, and (b) Four Million Two Hundred Thousand Dollars ($4,200,000).

“Maximum Obligation” — See Section 9.24(a).

“Note” shall mean a promissory note in form and substance satisfactory to Lender, dated of even date herewith, as amended or supplemented from time to time, in a principal amount equal to the maximum amount of the Line of Credit, evidencing Advances to be obtained by Borrower under the Line of Credit, together with any renewals or extensions thereof in whole or in part.

“Notice of Borrowing” shall mean a notice in form and substance satisfactory to Lender of intended Borrowing, executed by a duly authorized officer of Borrower.

“Obligations” shall mean any and all debts, liabilities and obligations of Borrower to Lender arising under this Agreement or any other Loan Document, whether evidenced by the Note, or constituting Advances or otherwise, and any and all extensions or renewals thereof in whole or in part; in each case whether existing as of the date hereof or hereafter arising, and whether direct, indirect, absolute or contingent, as maker, endorser, guarantor, surety or otherwise.

“Organization Documents” shall mean the formation and governing documents of a Person, as applicable. In the case of (i) a corporation, the foregoing shall include its charter and bylaws; (ii) a partnership, the foregoing shall include its partnership agreement; and (iii) a limited liability company, the foregoing shall include its articles of organization and operating agreement.

“Permitted Encumbrances” shall mean: (i) Liens for taxes not yet due and payable or being actively contested as permitted by this Agreement, but only if such Liens do not adversely affect Lender’s rights or the priority of Lender’s security interest in the Collateral; and (ii) Liens in favor of Lender.

“Person” shall mean any individual, partnership, corporation, limited liability company, joint venture, joint stock company, trust, governmental unit or other entity.

“Prime Rate” shall mean the interest rate published under the “Money Rates” section of The Wall Street Journal (on each day on which it is published) as the “prime rate” on such day, as such rate may change from time to time; provided, however, that if The Wall Street Journal shall cease to publish such rate (or itself to be published); then, the “Prime Rate” shall be the highest among the prime or base rates then publicly announced by Bank of America, N.A., JPMorgan Chase Bank, N.A., and Citibank, N.A. (or their respective successors-in-interest).

“Pro Rata Share” — See Section 9.24(b).

“Transferred Accounts Receivables” shall mean all unbilled accounts receivable as of the close of business on the Closing Date of the Business for which Borrower has purchase orders, as identified on Schedule “2” attached hereto.

“UCC” shall mean the Uniform Commercial Code of New York, as in effect from time to time.

1.2. Use of Defined Terms. All terms defined in this Agreement and the Exhibits shall have the same defined meanings when used in any other Loan Documents, unless the context shall require otherwise.

1.3. Accounting Terms. All accounting terms not specifically defined herein shall have the meanings generally attributed to such terms under GAAP.

1.4. UCC Terms. Any terms defined in Articles 8 or 9 of the UCC, including “accounts”, “chattel paper”, “investment property,” “instruments”, “general intangibles”, “inventory,” “equipment,” “fixtures,” “securities” and “investment property” shall have the same meanings given to such terms thereunder as and when used in the Loan Documents.

2. THE FINANCING.

2.1. Line of Credit. On the Closing Date, subject to fulfillment of all conditions precedent set forth herein, Lender agrees to open the Line of Credit in favor of Borrower so that, during the period from the Closing Date to, but not including, the Availability Termination Date, so long as there is not in existence any Default Condition or Event of Default and the requested Borrowing, if made, will not cause a Default Condition or Event of Default to exist, Borrower may request to borrow Advances under the Line of Credit; provided, however, that (i) once repaid, Advances made under this Agreement may not be reborrowed, (ii) at no time shall the aggregate principal amount of Advances made under the Line of Credit exceed the Maximum Amount, (iii) the Borrower may not request an Advance to be made on the Closing Date in (and during the first two weeks following the Closing Date the outstanding principal amount of Advances may not exceed) an amount greater than seventy-five percent (75%) of the Maximum Amount, and (iv) the Borrower may not request a Borrowing to be made on a date that is within fourteen calendar days following the date of the most recent Borrowing under this Agreement. All proceeds so obtained under the Line of Credit shall be used by Borrower solely to pay accrued and unpaid amounts owed to its subcontractors or suppliers for work performed or supplies delivered relating to “Customer Agreements” being transferred to Lender pursuant to the Asset Purchase Agreement, which accrued and unpaid amounts are set forth on Schedule      to the Asset Purchase Agreement. The obligations of the Borrower arising from Advances made to or on behalf of Borrower under the Line of Credit shall be evidenced by the Note, which shall be executed by Borrower and delivered to Lender on the Closing Date. The outstanding principal amount of the Note may fluctuate from time to time, but shall be due and payable in full on the Maturity Date, and shall bear interest from the date of each disbursement of principal until paid in full at the Applicable Rate, payable in the manner described in Section 2.2.1. Borrower may request Advances under the Line of Credit by giving to Lender a Notice of Borrowing not later than five (5) Business Days prior to the requested Advance (which Notice of Borrowing may be given to Lender prior to the Closing Date); provided, however, that, Borrower may provide such instructions by telephone, provided, further, that any such telephone request shall be confirmed in writing not later than the Business Day following such telephone request. Availability under the Line of Credit may be terminated by Borrower upon its giving at least 30 days advance written notice to Lender. The proceeds of each Borrowing under this Agreement shall be disbursed by the Lender within five (5) Business Days of receipt by Lender of and Notice of Borrowing with respect thereto and satisfaction of all conditions set forth in Article 4 with respect to such Borrowing, such disbursements to be made by the Lender for the account of the Borrower directly to the Borrower’s subcontractors and suppliers, as specified in the Notice of Borrowing, by check, wire transfer of funds or such other means as the Lender shall reasonably determine.

2.2. Interest and Other Charges.

2.2.1. Interest. Lender and Borrower agree that the interest rate payable on the Borrowings shall be determined and paid as follows:

(a) Interest Charges. Except as set forth in Section 2.2.1(b), outstanding Advances under the Line of Credit shall not bear interest.

(b) Default Interest. Upon the occurrence and during the continuation of an Event of Default, outstanding Advances under the Line of Credit shall bear interest at the Default Rate.

(c) Payment of Interest. Interest accruing at the Default Rate shall be due and payable on demand.

(d) Calculation of Interest. Interest accruing at the Default Rate shall be calculated on the basis of a 360-day year and actual days elapsed. The Default Rate shall change with each change in the Prime Rate, as determined by Lender, effective as of the opening of business on the Business Day of such change.

(e) Charging of Interest and Costs. Accrued and unpaid interest on any Borrowings and any reimbursable costs and expenses specified in Section 9.6, may, when due and payable, be paid, at Lender’s option (without any obligation to do so), by Lender’s charging the Line of Credit for an Advance in the amount thereof; but Borrower shall be and remain responsible for the payment of such sums to the extent not so paid by Lender.

2.2.2. Line of Credit Fee. In consideration for providing the Line of Credit under this Agreement, the Borrower shall pay to the Lender a fee in an amount equal to the lesser of (a) $150,000, and (b) the product of (i) sixty percent (60%) of the amount of the Transferred Accounts Receivable multiplied by (ii) 0.036. Such fee shall be paid in the manner set forth in Section 2.3.

2.2.3. Usury Savings Provisions. Lender and Borrower hereby further agree that the only charge imposed by Lender upon Borrower for the use of money in connection herewith is and shall be interest at the Applicable Rate, and that all other charges imposed by Lender upon Borrower in connection herewith, are and shall be deemed to be charges made to compensate Lender for underwriting and administrative services and costs, and other services and costs performed and incurred, and to be performed and incurred, by Lender in connection with making credit available to Borrower hereunder, and shall under no circumstances be deemed to be charges for the use of money. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder or under the Notes and charged or collected pursuant to the terms of this Agreement or pursuant to the Notes exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Lender has charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by applicable law and Lender shall promptly refund to Borrower any interest received by Lender in excess of the maximum lawful rate or, if so requested by Borrower, shall apply such excess to the principal balance of the Obligations. It is the intent hereof that Borrower not pay or contract to pay, and that Lender not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrower under applicable law.

2.3. Payment of Principal, Line of Credit Fee and other Obligations. At all times prior to the Maturity Date, all amounts due and payable to the Borrower under Section 3.1(b)(iii) of the Asset Purchase Agreement shall be applied first, to the payment of the outstanding principal amount of Advances under the Line of Credit until all such principal amount in paid in full, second, to the payment of the fee set forth in Section 2.2.2, and third, to the payment of all other Obligations, and the Borrower hereby irrevocable authorizes and directs the Lender to apply all such amounts due and payable to the Borrower under Section 3.1(b)(iii) of the Asset Purchase Agreement as so provided. All amounts due and payable to the Borrower under Section 3.1(b) (iii) of the Asset Purchase Agreement in excess of the amounts applied to the Obligations in accordance with the immediately preceding sentence shall be paid by Lender to Borrower in accordance with and to the extent required under the Asset Purchase Agreement. On the Maturity Date, the outstanding principal amount of all Advances, together with all other Obligations, shall be due and payable in full.

2.4. General Provisions as to Payments.

2.4.1. Method of Payment. Except to the extent paid pursuant to Section 2.3 hereof, payments of interest, fees and principal pursuant to this Agreement must be received by Lender at an account designated by Lender for such purpose no later than 11:00 a.m. ([New York] time) on the date when due, in federal or other funds immediately available to Lender in [New York, New York], without setoff, discount or deduction.

2.4.2. Application of Payments. Notwithstanding anything to the contrary set forth in this Agreement, upon the occurrence and during the continuation of an Event of Default, payments shall be applied to the Obligations in the same order as provided in Section 2.3, except that Lender may apply payments to expenses payable by Borrower pursuant to Section 9.6.

3. SECURITY INTEREST.

3.1. Grant of Security Interest. As security for the payment of all Obligations, Borrower hereby grants to Lender a continuing, general lien upon and security interest and security title in and to all Collateral.

3.2. Representations, Warranties and Covenants Applicable to Collateral. Borrower represents, warrants and covenants that, until the later to occur of (x) payment in full of all Obligations and (y) the Availability Termination Date:

3.2.1. Good Title; Valid Security Interest. Immediately prior to the conveyance on the Closing Date of the Transferred Accounts Receivable by Borrower pursuant to the Asset Purchase Agreement, Borrower has marketable title to the Collateral, free and clear of all Liens, other than any Permitted Encumbrances. Upon the conveyance on the Closing Date of the Transferred Accounts Receivable by Borrower pursuant to the Asset Purchase Agreement and the filing of the Uniform Commercial Code financing statements described in Section 3.2.6 in the office of the Secretary of State of Delaware, Lender shall have a perfected security interest in the Collateral, free and clear of all Liens, other than any Permitted Encumbrances.

3.2.2. Right to Pledge. Borrower has full right, power and authority to grant to Lender a security interest in the Collateral on the terms set forth herein, and the grant of such security interest shall not result in Borrower being in default of any other contract or obligation or require Borrower to grant a Lien on any Collateral to any other Person.

3.2.3. Sale of Collateral. Borrower will not sell, lease, exchange, or otherwise dispose of any of the Collateral.

3.2.4. Encumbrances. Borrower will not create, assume, or suffer to exist any Lien on any of the Collateral, except for Permitted Encumbrances.

3.2.5. Business Locations. Borrower will not transfer the Executive Office, except upon at least thirty (30) days prior written notice to Lender and after the delivery to Lender of financing statements, if required by Lender, in form satisfactory to Lender, to perfect or continue the perfection of Lender’s Lien thereon.

3.2.6. Authorization to File Financing Statement. Borrower hereby authorizes Lender to file in all appropriate jurisdictions Uniform Commercial Code financing statements and continuations naming Borrower as debtor and Lender as secured party and describing the Collateral.

3.2.7. Further Assurances. Borrower shall duly execute and/or deliver (or cause to be duly executed and/or delivered) to Lender any instrument, document, financing statement, assignment, waiver, consent or other writing which may be reasonably necessary to Lender to carry out the terms of this Agreement and any of the other Loan Documents and to perfect its security interest in and facilitate the collection of the Collateral, the proceeds thereof, and any other property at any time constituting security to Lender. Borrower shall perform or cause to be performed such reasonable acts as Lender may request to establish and maintain for Lender a valid and perfected security interest in and security title to the Collateral, free and clear of any liens, encumbrances or security interests other than Permitted Encumbrances. In addition to the foregoing, Borrower hereby irrevocably authorizes Lender to complete and file initial or “in lieu of” financing statements in each jurisdiction which now or hereafter has in effect revised Article 9 of the Uniform Commercial Code, giving notice of Lender’s security interest in the Collateral; and Borrower agrees not to file any amendment to, or termination of, any such financing statement without Lender’s prior written consent unless all Obligations have been fully paid and satisfied and this Agreement has been terminated.

4. CONDITIONS PRECEDENT. The occurrence of the Closing Date and the obligation of the Lender to make any Borrowing available under the Line of Credit are subject at the time of the occurrence of the Closing Date to the satisfaction of the following conditions:

4.1. Loan Documents. Receipt by Lender on or prior to the Closing Date of this Agreement and the following Loan Documents, each to be duly executed by Borrower and each other Person party thereto:

(a) The Note, to be substantially in the form of Exhibit A;

(b) An initial Notice of Borrowing, duly completed, to be in substantially the form of Exhibit B;

(c) An Organization and Incumbency Certificate from the Secretary of Borrower (or similar officer or representative) certifying as to the Borrower’s Organization Documents and the Person(s) authorized to execute the Loan Documents on Borrower’s behalf, to be in substantially the form of Exhibit C; and

(d) Lender shall have received Uniform Commercial Code, judgment and tax lien searches for LCC and LWDS in all relevant jurisdictions and Lenders shall have received Uniform Commercial Code termination statements or partial releases, and other instruments of release, releasing all Liens shown on such searches attaching to the Collateral, all in form and substance reasonably satisfactory to Lender.

4.2. Asset Purchase Agreement. The Asset Purchase Agreement shall have been duly executed and delivered by all of the parties thereto, all conditions set forth in Article VII of the Asset Purchase Agreement shall have been satisfied and the “Closing” as such term is defined therein shall have occur simultaneously with the closing under this Agreement.

4.3. Representations and Warranties. The representations and warranties set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects as of the date of the making of any such Advance with the same effect as if then made (except to the extent expressly stated to be as of an earlier date).

4.4. No Default. No Default Condition or Event of Default shall have occurred or would result from the making of any Advance.

4.5. No Injunction. No injunction, writ, restraining order, or other order of any nature restricting or prohibiting, directly or indirectly, the making of any Advance shall have been issued and remain in force by any governmental authority against the Borrower or any Lender.

4.6. Request for Borrowing and other Deliveries. In connection with and as a condition to each Borrowing (including, without limitation, any Borrowing occurring on the Closing Date):

(a) The Lender shall have received a Notice of Borrowing with respect to such Borrowing, duly completed, in substantially the form of Exhibit B;

(b) The Lender shall have received a copy of an invoice issued to the Borrower by each subcontractor or supplier to be paid with the proceeds of such Borrowing setting forth the amount to be paid to such subcontractor or supplier with such proceeds, together with a copy of the related purchase order issued by the Borrower to such subcontractor or supplier;

(c) The Lender shall have received a copy of the purchase order issued to the Borrower by its customer that relates to the work performed or supplies delivered by each subcontractor or supplier to be paid with the proceeds of such Borrowing;

(d) The amount to be paid to each subcontractor or supplier with the proceeds of such Borrowing is then due and payable;

(e) The Lender shall have received documentation satisfactory to the Lender establishing (i) that the proceeds of the Borrowing are to be used solely to pay accrued and unpaid amounts owed to its subcontractors or suppliers for work performed or supplies delivered relating to “Customer Agreements” being transferred to Lender pursuant to the Asset Purchase Agreement, which accrued and unpaid amounts are set forth on Schedule      to the Asset Purchase Agreement, (ii) that the work performed or supplies delivered by each subcontractor or supplier to be paid with the proceeds of such Borrowing have been accepted by the Borrower, and (iii) the payment terms applicable to the amounts to be paid with the proceeds of such Borrowing; and

(f) The Lender shall have received such other documentation as may be reasonably required by Lender.

5. GENERAL REPRESENTATIONS AND WARRANTIES. In order to induce Lender to enter into this Agreement, Borrower hereby represents and warrants to Lender (which representations and warranties, together with any other representations and warranties of Borrower contained elsewhere in this Agreement, shall be deemed to be renewed as of the date of each Advance), as set forth below:

5.1. Existence and Qualification. Borrower is duly organized, validly existing and in good standing under the laws of its Home State with its principal place of business, chief executive office and office where it keeps all of its books and records being located at the Executive Office, and Borrower is duly qualified to do business in each other state wherein the conduct of its business or the ownership of its property requires such qualification. Borrower has as its official name, as registered with the secretary of state of its Home State, the words inscribed on the signature page hereof as its name, and, except as may be described on the Borrower Information Schedule, has not done business under any other name within the five (5) years preceding the Closing Date.

5.2. Authority; and Validity and Binding Effect. Borrower has the power to make, deliver and perform under the Loan Documents, and to borrow hereunder, and has taken all necessary and appropriate action to authorize the execution, delivery and performance of the Loan Documents. This Agreement constitutes, and the remainder of the Loan Documents, as and when executed and delivered for value received, will constitute, the valid obligations of Borrower, legally binding upon it and enforceable against it in accordance with their respective terms.

5.3. Incumbency and Authority of Signing Officers. Each undersigned officer of Borrower holds the office specified hereinbelow and, in such capacity, is duly authorized and empowered to execute, attest and deliver this Agreement and the remainder of the Loan Documents for and on behalf of Borrower, and to bind Borrower accordingly thereby.

5.4. No Material Litigation. Except as may be set forth on the Borrower Information Schedule, there are no legal proceedings pending (or, so far as Borrower knows, threatened), before any court or administrative agency which, if adversely determined, could reasonably be expected to have a Material Adverse Effect or result in a Lien upon the Collateral.

5.5. Judgments. Except as may be set forth on the Borrower Information Schedule, there are no judgments or orders rendered against Borrower by any court or other tribunal.

5.6. Compliance with Other Agreements. Except as may be set forth on the Borrower Information Schedule, Borrower is not in default under any loan agreement, indenture or other agreement relating to indebtedness for borrowed money of Borrower.

5.7. Taxes. Borrower has filed or caused to be filed all tax returns required to be filed by it and has paid all taxes shown to be due and payable by it on said returns or on any assessments made against it.

5.8. No Insolvency. After giving effect to the execution and delivery of the Loan Documents and the extension of any credit or other financial accommodations hereunder, (a) each of LCC and LWDS will be able to pay its debts generally as and when they become due, and (b) based upon each of LCC’s and LWDS’ then current balance sheets, the current liabilities on such balance sheets do not exceed the fair market value of the current assets on such balance sheets, respectively.

5.9. No Violations. The execution, delivery and performance by Borrower of this Agreement and the other Loan Documents have been duly authorized by all necessary organizational action on the part of Borrower and do not and will not require any consent or approval of the shareholders or members of Borrower, violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Borrower or of any Organization Documents of Borrower, or result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower is a party or by which it or its properties may be bound or affected.

5.10. Federal Taxpayer Identification Number. Borrower’s federal taxpayer identification number is as indicated on the Borrower Information Schedule.

6. COVENANTS. Borrower covenants to Lender that from and after the Closing Date, and so long as any amounts remain unpaid on account of any of the Obligations or the Initial Term shall not have expired, Borrower will comply with the covenants set forth below:

6.1. Records Respecting Collateral. All records of Borrower with respect to the Collateral will be kept at its Executive Office and will not be removed from such address without the prior written consent of Lender.

6.2. Right to Inspect and Conduct Audits. Lender (or any Person or Persons designated by it) shall have the continuing right to call at the Executive Office or any location where records regarding the Collateral are kept during normal business hours, upon at least five days’ prior notice and without hindrance or delay, and inspect, audit and check Borrower’s books, records, journals, orders, receipts and any correspondence and other data relating to the Collateral or to any other transactions between the parties hereto. Borrower (or any Person or Persons designated by it) shall have the continuing right during normal business hours, upon at least five days’ prior notice and without hindrance or delay, and inspect, audit and check Lender’s books, records, journals, orders, receipts and any correspondence and other data relating to the Collateral.

6.3. Payment of Taxes. Borrower shall pay and discharge all taxes, assessments and governmental charges upon it, its income and its properties the failure to pay could reasonably be expected to result in a Lien upon any of the Collateral other than a Permitted Encumbrance.

6.4. Change of Principal Place of Business, Etc. Borrower hereby understands and agrees that if, at time hereafter, Borrower elects to move its Executive Office, or if Borrower elects to change its name, identity or its organization structure, Borrower will notify Lender in writing at least thirty (30) days prior thereto and, at Lender’s request, comply with Section 3.2.6 hereof to the extent Lender determines that any new or additional actions need to be undertaken in regard thereto.

6.5. Preservation of Existence. Borrower shall preserve and maintain its organizational existence, rights, franchises and privileges in its Home State, and qualify and remain qualified to do business in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership of its properties.

6.6. Compliance With Laws. Borrower shall comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which would or could reasonably be expected to result in a material adverse effect upon Borrower. Without limiting the foregoing, each of Borrower shall obtain and maintain all permits, licenses and other authorizations which are required under, and otherwise comply with, all federal, state, and local laws and regulations.

6.7. Certain Required Notices. Promptly, upon its receipt of notice or knowledge thereof, Borrower will report to Lender: (i) any lawsuit or administrative proceeding in which Borrower is a defendant which, if decided adversely to Borrower, could reasonably be expected to result in a Lien upon any of the Collateral; or (ii) the existence and nature of any Default Condition or Event of Default.

6.8. Federal Taxpayer Identification Number. Borrower will not change its federal taxpayer identification number without prior written notice to Lender.

7. EVENTS OF DEFAULT. The occurrence of any events or conditions set forth below shall constitute an Event of Default hereunder, provided that any requirement for the giving of notice or the lapse of time, or both, has been satisfied:

7.1. Obligations. Borrower shall fail to make any payment on any of its Obligations, when due.

7.2. Misrepresentations. Any representations or warranties made herein or in any of the other Loan Documents or in any certificate or statement furnished at any time hereunder or in connection with any of the Loan Documents shall prove to have been untrue or misleading in any material respect when made or furnished.

7.3. Certain Covenants. Borrower shall default in the observance or performance of any covenant or agreement contained in Articles 3 or 6.

7.4. Other Covenants. Borrower shall default in the observance or performance of any covenant or agreement contained herein, in any of the other Loan Documents (other than a default the performance or observance of which is dealt with specifically elsewhere in this Article 6) unless (i) with respect to this Agreement, such default is cured to Lender’s satisfaction within thirty (30) days after the sooner to occur of receipt of notice of such default from Lender or the date on which such default first becomes known to Borrower and (ii) with respect to any other Loan Document, such default is cured to Lender’s satisfaction within any applicable grace, cure or notice and cure period contained therein or within the thirty (30) day period described in the preceding clause (i), whichever is the later.

7.5. Voluntary Bankruptcy. Borrower shall file a voluntary petition in bankruptcy or a voluntary petition or answer seeking liquidation, reorganization, arrangement, readjustment of its debts, or for any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether state, Federal, or foreign, now or hereafter existing; Borrower shall enter into any agreement indicating its consent to, approval of, or acquiescence in, any such petition or proceeding; Borrower shall apply for or permit the appointment by consent or acquiescence of a receiver, custodian or trustee of Borrower for all or a substantial part of its property; Borrower shall make an assignment for the benefit of creditors; or LCC or LWDS shall be or become unable to pay its debts generally as and when they become due or, based upon each of LCC’s and LWDS’ then current balance sheets, the current liabilities on such balance sheets exceed the fair market value of the current assets on such balance sheets, respectively; or Borrower shall admit, in writing, its inability or failure to pay its debts generally as such debts become due.

7.6. Involuntary Bankruptcy. There shall have been filed against Borrower an involuntary petition in bankruptcy or seeking liquidation, reorganization, arrangement, readjustment of its debts or for any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether state, federal or foreign, now or hereafter existing; Borrower shall suffer or permit the involuntary appointment of a receiver, custodian or trustee of Borrower or for all or a substantial part of its property; or Borrower shall suffer or permit the issuance of a warrant of attachment, execution or similar process against all or any substantial part of the property of Borrower; or any motion, complaint or other pleading is filed in any bankruptcy case of any person or entity other than Borrower and such motion, complaint or pleading seeks the consolidation of Borrower’s assets and liabilities with the assets and liabilities of such person or entity.

7.7. Disavowal of Certain Obligations. Any Person (other than Lender) party to a Loan Document shall disavow its obligations thereunder; or any such Loan Document is alleged to be, or determined by any governmental authority to be, invalid, unenforceable or otherwise not binding on any Person party thereto (other than Lender), in whole or in part.

8. REMEDIES. Upon the occurrence or existence of any Event of Default, or at any time thereafter, without prejudice to the rights of Lender to enforce its claims against Borrower for damages for failure by Borrower to fulfill any of its obligations hereunder, subject only to prior receipt by Lender of payment in full of all Obligations then outstanding and the provisions of Section 8.4, Lender shall have all of the rights and remedies set forth in this Article 8, and it may exercise any one, more, or all of such remedies, in its sole discretion, without thereby waiving any of the others; provided, however, that, in addition to the foregoing, if the Event of Default exists under Section 7.5 or 7.6, then, automatically, immediately upon such Event of Default occurring, without necessity of any further action on Lender’s part, the Line of Credit shall be deem terminated, the Termination Date shall be deemed to have occurred and all Obligations shall be immediately due and payable and the provisions of Section 8.4 shall not apply.

8.1. Acceleration of the Obligations. Subject to Section 8.4, Lender, at its option, may terminate the Line of Credit and declare all of the Obligations to be immediately due and payable, whereupon the Termination Date shall occur and the Obligations shall become immediately due and payable without presentment, demand, protest, notice of nonpayment or any other notice required by law relative thereto, all of which are hereby expressly waived by Borrower. Thereafter, Lender, at its option, may, but shall not be obligated to, accept less than the entire amount of Obligations due, if tendered, provided, however, that unless then agreed to in writing by Lender, no such acceptance shall or shall be deemed to constitute a waiver of any Event of Default hereunder or under all other Loan Documents.

8.2. Remedies of a Secured Party. Lender shall thereupon have the rights and remedies of a secured party under the UCC in effect on the date thereof (regardless whether the same has been enacted in the jurisdiction where the rights or remedies are asserted), including, without limitation, the right to take possession of any of the Collateral or the proceeds thereof, to sell or otherwise dispose of the same, to apply the proceeds therefrom to any of the Obligations in such order as Lender, in its sole discretion, may elect. Lender shall give Borrower written notice of the time and place of any public sale of the Collateral or the time after which any other intended disposition thereof is to be made. The requirement of sending reasonable notice shall be met if such notice is given to Borrower at least ten (10) business days before such intended disposition. Expenses of retaking, holding, insuring, preserving, protecting, preparing for sale or selling or the like with respect to the Collateral shall include, in any event, reasonable attorneys’ fees and other legally recoverable collection expenses, all of which shall constitute Obligations.

8.3. Other Remedies. Unless and except to the extent expressly provided for to the contrary herein, the rights of Lender specified herein shall be in addition to, and not in limitation of, Lender’s rights under the UCC, as amended from time to time, or any other statute or rule of law or equity, or under any other provision of any of the Loan Documents, or under the provisions of any other document, instrument or other writing executed by Borrower or any third party in favor of Lender, all of which may be exercised successively or concurrently.

8.4. Collection of Transferred Accounts Receivable. If an Event of Default occurs and is continuing, prior to or simultaneously with the exercise by Lender of its right under Section 8.1 to accelerate the Obligations, Lender shall certify to Borrower that Lender has made commercially reasonable efforts to collect all of the Transferred Accounts Receivable.

9. MISCELLANEOUS

9.1. Waiver. Each and every right granted to Lender under this Agreement, or any of the other Loan Documents, or any other document delivered hereunder or in connection herewith or allowed it by law or in equity, shall be cumulative and may be exercised from time to time. No failure on the part of Lender to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise by Lender of any right preclude any other or future exercise thereof or the exercise of any other right. No waiver by Lender of any Default Condition or Event of Default shall constitute a waiver of any subsequent Default Condition or Event of Default.

9.2. GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

9.3. Survival. All representations, warranties and covenants made herein and in the Loan Documents shall survive the execution and delivery hereof and thereof. The terms and provisions of this Agreement shall continue in full force and effect, notwithstanding the payment of one or more of the Notes or the termination of the Line of Credit, until all of the Obligations have been paid in full and Lender has terminated this Agreement in writing.

9.4. Assignments. No assignment of any Loan Document shall be made by any party to this Agreement without the prior written consent of all other parties to this Agreement. No “assignment” of the Loan Documents shall be deemed to occur for purposes of this Section 9.4 by reason of any such party’s entering into a transaction in which such party’s business is sold, in whole or in part, by stock sale, asset sale, merger, consolidation or any other form of transaction.

9.5. Counterparts. This Agreement may be executed in two or more counterparts, each of which when fully executed shall be an original, and all of said counterparts taken together shall be deemed to constitute one and the same agreement.

9.6. Reimbursement. Borrower shall pay to Lender on demand all reasonable out-of-pocket costs and expenses that Lender pays or actually incurs in connection with the enforcement of this Agreement and the other Loan Documents, including, without limitation: (a) fees and disbursements of legal counsel; (b) sums paid or incurred to pay for any amount or to take any action required of Borrower under the Loan Documents that Borrower fails to pay or take; and (c) after an Event of Default, costs and expenses (including fees and disbursements of legal counsel) paid or incurred to obtain payment of the Obligations, enforce the Lender’s Lien in any Collateral, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents or to defend any claim made or threatened against Lender arising out of the transactions contemplated hereby (including, without limitation, preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid to Borrower. All of the foregoing costs and expenses may, in the discretion of Lender, be charged as Advances. Borrower will pay all expenses incurred by it in connection with this Agreement and the other Loan Documents. In the event Borrower becomes a debtor under the Bankruptcy Code, Lender’s secured claim in such case shall include interest on the Obligations and all fees, costs and charges provided for herein (including, without limitation, reasonable attorneys’ fees actually incurred) all for the extent allowed by the Bankruptcy Code.

9.7. Successors and Assigns. This Agreement and Loan Documents shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto and thereto.

9.8. Severability. If any provision this Agreement or of any of the Loan Documents or the application thereof to any party thereto or circumstances shall be invalid or unenforceable to any extent, the remainder of such Loan Documents and the application of such provisions to any other party thereto or circumstance shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

9.9. Notices. All notices, requests and demands to or upon the respective parties hereto shall be deemed to have been given or made when personally delivered or deposited in the mail, registered or certified mail, postage prepaid, addressed as follows: (i) for Lender, care of the address of Lender inscribed beneath its signature hereinbelow and (ii) for Borrower, care of the address set forth as its Executive Office on the Borrower Information Schedule (or to such other address as may be designated hereafter in writing by the respective parties hereto) except in cases where it is expressly provided herein or by applicable law that such notice, demand or request is not effective until received by the party to whom it is addressed.

9.10. Entire Agreement; Amendments. This Agreement, together with the remaining Loan Documents, constitute the entire agreement between the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any Loan Document may be changed, waived, discharged, modified or terminated orally, but only by an instrument in writing signed by the party against whom enforcement is sought.

9.11. Time of Essence. Time is of the essence in this Agreement and the other Loan Documents.

9.12. Interpretation. No provision of this Agreement or any Loan Document shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

9.13. Lender Not a Joint Venturer. Neither this Agreement nor any Loan Document shall in any respect be interpreted, deemed or construed as making Lender a partner or joint venturer with Borrower or as creating any similar relationship or entity, and Borrower agrees that it will not make any contrary assertion, contention, claim or counterclaim in any action, suit or other legal proceeding involving Lender and Borrower.

9.14. JURISDICTION. BORROWER AGREES THAT ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, ALL AS LENDER MAY ELECT. BY EXECUTION OF THIS AGREEMENT, BORROWER HEREBY SUBMITS TO EACH SUCH JURISDICTION, HEREBY EXPRESSLY WAIVING WHATEVER RIGHTS MAY CORRESPOND TO IT BY REASON OF ITS PRESENT OR FUTURE DOMICILE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF LENDER TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST BORROWER IN ANY OTHER JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED OR REQUIRED BY LAW.

9.15. ACCEPTANCE. THIS AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, SHALL NOT BECOME EFFECTIVE UNLESS AND UNTIL DELIVERED TO LENDER AND ACCEPTED IN WRITING BY LENDER AS EVIDENCED BY ITS EXECUTION HEREOF (NOTICE OF WHICH DELIVERY AND ACCEPTANCE ARE HEREBY WAIVED BY BORROWER).

9.16. Payment on Non-Business Days. Whenever any payment to be made hereunder or under the Note shall be stated to be due on a Saturday, Sunday or any other day in which national banks within the State of [New York] are legally authorized to close, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest hereunder or under the Notes.

9.17. Cure of Defaults by Lender. If, hereafter, Borrower defaults in the performance of any duty or obligation to Lender hereunder or under any Loan Document, Lender may, at its option, but without obligation, cure such default and any costs, fees and expenses incurred by Lender in connection therewith including, without limitation, for the purchase of insurance, the payment of taxes and the removal or settlement of liens and claims, shall be deemed to be advances against the Master Note, whether or not this creates an overadvance thereunder, and shall be payable in accordance with its terms.

9.18. Attorney-in-Fact. Borrower hereby designates, appoints and empowers Lender irrevocably as its attorney-in-fact, either in the name of Borrower or the name of Lender, at Borrower’s cost and expense, (a) effective during any time that an Event of Default exists, (i) to do any and all actions which Lender may deem necessary or advisable to carry out the terms of this Agreement or any other Loan Document upon the failure, refusal or inability of Borrower to do so and (ii) to ask for, demand, sue for, collect, compromise, compound, receive, receipt for and give acquittances for any and all sums owing or which may become due upon any of the Collateral and, in connection therewith, to take any and all actions as Lender may deem necessary or desirable to realize upon any Collateral, and (b) effective on the Closing Date and at all times until the later to occur of the payment in full of the Obligations and the Availability Termination Date, to endorse or otherwise negotiate checks and other forms of payment received in respect of the Collateral; and Borrower hereby agrees to indemnify and hold Lender harmless from any costs, damages, expenses or liabilities arising against or incurred by Lender in connection therewith.

9.19. Sole Benefit. The rights and benefits set forth in this Agreement and the other Loan Documents are for the sole and exclusive benefit of the parties hereto and thereto and may be relied upon only by them.

9.20. JURY TRIAL WAIVER. EACH OF BORROWER AND LENDER HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, OBLIGATIONS OR THE COLLATERAL.

9.21. Terminology. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement, and all references in this Agreement to Articles, Sections, Subsections, paragraphs, clauses, subclauses or Exhibits shall refer to the corresponding Article, Section, Subsection, paragraph, clause, subclause of, or Exhibit attached to, this Agreement, unless specific reference is made to the articles, sections or other subdivisions divisions of or Exhibit to, another document or instrument. Wherever in this Agreement reference is made to any instrument, agreement or other document, including, without limitation, any of the Loan Documents, such reference shall be understood to mean and include any and all amendments thereto or modifications, restatements, renewals or extensions thereof. Wherever in this Agreement reference is made to any statute, such reference shall be understood to mean and include any and all amendments thereof and all regulations promulgated pursuant thereto. Whenever any matter set forth herein or in any Loan Document is to be consented to or be satisfactory to Lender, or is to be determined, calculated or approved by Lender, then, unless otherwise expressly set forth herein or in any such Loan Document, such consent, satisfaction, determination, calculation or approval shall be in Lender’s sole discretion, exercised in good faith and, where required by law, in a commercially reasonable manner, and shall be conclusive absent manifest error.

9.22. Counterclaims. Borrower waives any right to interpose any claim, deduction, setoff or counterclaim of any sort (other than compulsory counterclaims) that Borrower may have, or allege, as against Lender or any of its Affiliates in any action or proceeding instituted by Lender to endorse the payment of any obligations or the performance of any Loan Document, all of which claims, deductions, setoffs or counterclaims shall and must be brought against Lender or any of its Affiliates, as the case may be, if at all by a separate and independent action or proceeding initiated by Borrower.

9.23. Fraudulent Conveyance Savings Clause; Contribution. (a) It is the intent of each Borrower and the Lender that LWDS’s maximum obligations under the Loan Documents (all of LWDS’s obligations under the Loan Documents, collectively, the “Subject Obligations”) shall be, but not be in excess of:

(i) in a case or proceeding commenced by or against LWDS under the Bankruptcy Code on or within one year from the date on which any of the Subject Obligations are incurred, the maximum amount which would not otherwise cause the Subject Obligations (or any other obligations of LWDS to the Lender) to be avoidable or unenforceable against LWDS under (A) Section 548 of the Bankruptcy Code or (B) any state fraudulent transfer or fraudulent conveyance act or statute applied in such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

(ii) in a case or proceeding commenced by or against LWDS under the Bankruptcy Code subsequent to one year from the date on which any of the Subject Obligations are incurred, the maximum amount which would not otherwise cause the Subject Obligations (or any other obligations of such Borrower to the Lender) to be avoidable or unenforceable against such Borrower under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

(iii) in a case or proceeding commenced by or against LWDS under any law, statute or regulation other than the Bankruptcy Code (including, without limitation, any other bankruptcy, reorganization, arrangement, moratorium, readjustment of debt, dissolution, liquidation or similar debtor relief laws or any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding), the maximum amount which would not otherwise cause the Subject Obligations (or any other obligations of LWDS to the Lender) to be avoidable or unenforceable against LWDS under such law, statute or regulation.

The substantive laws under which the possible avoidance or unenforceability of the Subject Obligations (or any other obligations of such Borrower to the Lender) shall be determined in any such case or proceeding shall hereinafter be referred to as the “Avoidance Provisions”. To the end set forth in this Section 9.24(a), but only to the extent that the Subject Obligations of LWDS would otherwise be subject to avoidance under any Avoidance Provisions if LWDS is not deemed to have received valuable consideration, fair value or reasonably equivalent value for the Subject Obligations, and if the Subject Obligations would render LWDS Insolvent, leave LWDS with an unreasonably small capital to conduct its business or cause LWDS to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature, in each case as of the time any of the Subject Obligations are deemed to have been incurred under the Avoidance Provisions, then the maximum Subject Obligations shall be reduced to that amount (the “Maximum Obligations”) which, after giving effect thereto, would not cause the Subject Obligations (or any other obligations of such Borrower to Lender), as so reduced, to be subject to avoidance under the Avoidance Provisions. This Section 9.24(a) is intended solely to preserve the rights of the Lender hereunder to the maximum extent that would not cause the Subject Obligations to be subject to avoidance under the Avoidance Provisions, and no Borrower or any other Person shall have any right or claim under this Section 9.24(a) as against the Lender that would not otherwise be available to such Person under the Avoidance Provisions.

(b) In the event LWDS shall make any payment under any Loan Document or shall suffer any loss as a result of any realization upon any of its assets pursuant to any Loan Document, LCC shall contribute to LWDS an amount equal to such LCC’s “Pro Rata Share” of such payment made, or loss suffered, by LWDS. For the purposes hereof, LCC’s Pro Rata Share with respect to any such payment or loss by a LWDS shall be determined as of the date on which such payment or loss was made or suffered by reference to the ratio of (i) the aggregate amount of the Obligations as of such date to (ii) the sum of (A) the aggregate amount of the Obligations as of such date plus (B) the aggregate Maximum Obligations of LWDS as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder). Nothing in this Section 9.24(b) shall affect each Borrower’s several liability for the entire amount of the Obligations (up to, in the case of LWDS, LWDS’s Maximum Obligation). Each Borrower covenants and agrees that its right to receive any contribution hereunder from the other Borrower shall be subordinate and junior in right of payment to all the Obligations.

9.24. Waiver of Subrogation Rights. Until the later to occur of the Termination Date and payment in full of the Obligations each Borrower hereby expressly waives any claim, right or remedy which it may acquire by way of subrogation, reimbursement, contribution or setoff under this Agreement or any other Loan Document, by virtue of any payment made hereunder or the realization on the Collateral, or otherwise, whether or not such claim, right or remedy arises in equity, under contract, by statute, under color of law or otherwise. If any amount shall be paid to any Borrower on account of such subrogation, reimbursement, contribution or setoff rights, such amount shall be held in trust for the benefit of the Lender and shall forthwith be paid to the Lender to be credited and applied upon the Obligations, whether matured or unmatured, in accordance with the terms of this Agreement or to be held by the Lender as collateral security for any Obligations thereafter existing. The preceding waivers are intended by each Borrower to be for the benefit of the other Borrower and its assets. To the extent any Borrower makes any payment hereunder or the Lender, such Borrower shall be deemed to have made a contribution to the equity capital of the other Borrower in the amount of such payment or realization and no such payment shall constitute such Borrower a creditor of the Borrower.

IN WITNESS WHEREOF, Borrower has caused this Agreement to be executed as of the day and year set forth below as the Closing Date.

“BORROWER”

LCC INTERNATIONAL, INC.

By:
Name:
Title:

LCC WIRELESS DESIGN SERVICES, LLC

By:
Name:
Title:

Accepted by Lender in      ,
as of May      , 2006
(the “Closing Date”)

“LENDER”

NOKIA INC.

By:
Name:
Title:

SCHEDULE “1”

BORROWER INFORMATION SCHEDULE

[NOTE: IF MORE THAN ONE BORROWER EXISTS, COMPLETE ONE PER BORROWER]

NAME:

HOME STATE (STATE OF INCORPORATION OR FORMATION):

TAXPAYER ID (FEIN) NO.:

FISCAL YEAR ENDS:

LIST “DOING BUSINESS” OR TRADE NAMES (IF ANY):

LIST OFFICERS: (or attached schedule)	NAME	TITLE President

Secretary

Others:

LIST PRINCIPAL PLACE OF BUSINESS AND CHIEF EXECUTIVE OFFICE LOCATION:

(or attach schedule)

Street Address (include County):		If Leased, indicate name of Landlord:

LIST ANY EXISTING MATERIAL LITIGATION AND JUDGEMENTS (or attach schedule)

LIST ANY EXISTING DEFAULTS UNDER MATERIAL AGREEMENTS (or attach schedule)

Submitted:

“BORROWER”

LCC INTERNATIONAL, INC.

By:
Name:
Title:

LCC WIRELESS DESIGN SERVICES, LLC

By:
Name:
Title:

Accepted:

“LENDER”

NOKIA INC.

By:
Name:
Title: